EXHIBIT 5.1

101 S Capitol Boulevard, Suite 1900 Boise, ID 83702 208.389.9000

January 12, 2022

United States Antimony Corporation

47 Cox Gulch, P.O. Box 643

Thompson Falls, Montana 59873

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to United States Antimony Corporation, a Montana corporation (the “Company”), in connection with the Company’s registration of such indeterminate number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), such indeterminate number of shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), such indeterminate principal amount of debt securities (“Debt Securities”), such indeterminate number of warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), such indeterminate number of rights to purchase Common Stock or Preferred Stock (“Rights”), and such indeterminate number of units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights in any combination (“Units,” and together with the Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, the “Securities”) as may be sold by the Company from time to time, which together shall have an aggregate initial offering price not to exceed $25,000,000, pursuant to the Company’s registration statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the preparation of this opinion letter and as the basis for the opinion set forth below (the “Opinion”), we have examined and relied on originals or copies of such corporate records, certificates of officers of the Company and public officials and such other documents as we have deemed necessary for the purpose of rendering the Opinion.

United States Antimony Corporation

January 12, 2022

Based upon the examination described above, subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter, we are of the opinion that:

1. The shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the board of directors of the Company (the “Board”) shall have duly adopted final resolutions authorizing the amount, terms and issuance of such shares of Common Stock; and (ii) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof;

2. The shares of each series of Preferred Stock will be validly issued, fully paid and nonassessable when: (i) the Board shall have duly adopted final resolutions authorizing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (ii) the Company shall have filed, if required under applicable law, with the Secretary of State of the State of Montana a certificate of designation (or articles of amendment to the Company’s articles of incorporation) with respect to such series of Preferred Stock in accordance with applicable law; and (iii) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof;

3. The Debt Securities will constitute valid and binding obligations of the Company when: (i) the Board shall have duly adopted final resolutions authorizing the execution and delivery of an indenture relating to such Debt Securities and the execution, delivery, and issuance of such Debt Securities; (ii) such indenture shall have been duly authorized, executed and delivered by the Company; and (iii) such Debt Securities shall have been duly executed, authenticated and issued and duly delivered to the purchasers thereof in accordance with such indenture and applicable law upon payment of the agreed consideration therefor;

4. The Warrants will constitute valid and binding obligations of the Company when: (i) the Board shall have duly adopted final resolutions authorizing the execution and delivery of a warrant agreement relating to such Warrants and the issuance and sale of such Warrants; (ii) such warrant agreement shall have been duly authorized, executed and delivered by the Company; (iii) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (iv) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; (v) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 3 above shall have been taken; and (vi) certificates representing such Warrants shall have been duly executed, countersigned and issued in accordance with such warrant agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor;

United States Antimony Corporation

January 12, 2022

5. The Rights will constitute valid and binding obligations of the Company when: (i) the Board shall have duly adopted final resolutions authorizing the execution and delivery of a rights agreement relating to such Rights and the execution, delivery, issuance and sale of such Rights; (ii) such rights agreement shall have been duly authorized, executed and delivered by the Company; (iii) if such Rights relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (iv) if such Rights relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (v) certificates representing such Rights shall have been duly executed, countersigned and registered in accordance with such rights agreement and shall have been duly delivered to the purchasers thereof in accordance with such rights agreement upon payment of the agreed consideration therefor; and

6. The Units will constitute valid and binding obligations of the Company when: (i) the Board shall have duly adopted final resolutions authorizing the execution and delivery of a units agreement relating to such Units and the execution, delivery, issuance and sale of such Units; (ii) such unit agreement shall have been duly authorized, executed and delivered by the Company; (iii) if such Units relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (iv) if such Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (v) if such Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above shall have been taken; (vi) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 4 above shall have been taken; (vii) if such Units relate to the issuance and sale of Rights, the actions described in paragraph 5 above shall have been taken; and (viii) certificates representing such Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

In rendering the Opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of all originals of such latter documents. We also have assumed that (i) the Registration Statement and any amendments thereto shall have become effective and will remain effective at the time of issuance of any Securities thereunder, (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit or Right), as the case may be, then outstanding, will not exceed the total number of authorized shares of common stock or preferred stock of the Company, as applicable, under the Company’s articles of incorporation, (iii) resolutions authorizing the Company to register, offer, sell and issue the Securities shall have been duly adopted and shall remain in full force and effect, (iv) with respect to each action taken by the Company, such action is taken in accordance with all applicable law and the articles of incorporation and bylaws of the Company, in each case as in effect at the time such action is taken, (v) a prospectus supplement describing each class or series of the Securities, to the extent required by applicable law and the relevant rules and regulations of the SEC, will be timely filed with the SEC, (vi) the Securities shall have been issued in compliance with applicable federal and state securities laws, and (vii) the Company is and will remain duly organized, validly existing and in good standing under Montana law.

United States Antimony Corporation

January 12, 2022

We do not express any opinion in this letter covering any law other than the Montana Business Corporation Act, the law of the State of New York and the federal laws of the United States, in each case as in effect on the date hereof.

For purposes of this letter, “law of the State of New York” means and is limited to present published statutes of the State of New York, the administrative rules and regulations of agencies of the State of New York as contained in the present published Official Compilation of Codes, Rules and Regulations of the State of New York, and the present published decisions of the courts of the State of New York that in each instance are normally applicable to transactions of the type contemplated by the Registration Statement.

We hereby authorize and consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Securities Act or the rules and regulations of the SEC.

Respectfully submitted,

/s/ Stoel Rives LLP

STOEL RIVES LLP